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                        RESIDENTIAL FUNDING CORPORATION,
                               as Master Servicer



                            HOME LOAN TRUST 2004-HI3,
                                    as Issuer



                                       and



                               JPMORGAN CHASE BANK
                              as Indenture Trustee



                             ______________________

                               SERVICING AGREEMENT
                         Dated as of September 29, 2004
                             ______________________



                                   Home Loans


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
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                                TABLE OF CONTENTS
                                                                                          Page

                                    ARTICLE I

                                   Definitions

Section 1.01.  Definitions...................................................................1
Section 1.02.  Other Definitional Provisions.................................................1
Section 1.03.  Interest Calculations.........................................................2

                                   ARTICLE II

                         Representations and Warranties

Section 2.01.  Representations and Warranties Regarding the Master Servicer..................2
Section 2.02.  Representations and Warranties of the Issuer..................................3
Section 2.03.  Enforcement of Representations and Warranties.................................4

                                   ARTICLE III

                   Administration and Servicing of Home Loans

Section 3.01.  The Master Servicer...........................................................5
Section 3.02.  Collection of Certain Home Loan Payments......................................7
Section 3.03.  Withdrawals from the Custodial Account.......................................10
Section 3.04.  Maintenance of Hazard Insurance; Property Protection Expenses................11
Section 3.05.  Modification Agreements; Release or Substitution of Lien.....................12
Section 3.06.  Trust Estate; Related Documents..............................................14
Section 3.07.  Realization Upon Defaulted Home Loans; Loss Mitigation.......................15
Section 3.08.  Issuer and Indenture Trustee to Cooperate....................................16
Section 3.09.  Servicing Compensation; Payment of Certain Expenses by Master Servicer.......17
Section 3.10.  Annual Statement as to Compliance............................................18
Section 3.11.  Annual Independent Public Accountants' Servicing Report......................18
Section 3.12.  Access to Certain Documentation and Information Regarding the Home Loans.....19
Section 3.13.  Maintenance of Certain Servicing Insurance Policies..........................19
Section 3.14.  Information Required by the Internal Revenue Service and Reports of
               Foreclosures and Abandonments of Mortgaged Property..........................19
Section 3.15.  Optional Repurchase of Defaulted Home Loans..................................19
Section 3.16.  Limited Home Loan Repurchase Right...........................................20

                                   ARTICLE IV

                              Servicing Certificate

Section 4.01.  Statements to Securityholders................................................20
Section 4.02.  Tax Reporting................................................................22

                                        i


Section 4.03.  Calculation of Adjusted Issue Price..........................................23
Section 4.04.  Exchange Act Reporting.......................................................23

                                    ARTICLE V

                                 Payment Account

Section 5.01.  Payment Account..............................................................23

                                   ARTICLE VI

                               The Master Servicer

Section 6.01.  Liability of the Master Servicer.............................................24
Section 6.02.  Merger or Consolidation of, or Assumption of the Obligations of, the Master
               Servicer.....................................................................24
Section 6.03.  Limitation on Liability of the Master Servicer and Others....................24
Section 6.04.  Master Servicer Not to Resign................................................25
Section 6.05.  Delegation of Duties.........................................................25
Section 6.06.  Master Servicer to Pay Indenture Trustee's and Owner Trustee's Fees and
               Expenses; Indemnification....................................................26

                                   ARTICLE VII

                                     Default

Section 7.01.  Servicing Default............................................................27
Section 7.02.  Indenture Trustee to Act; Appointment of Successor...........................29
Section 7.03.  Notification to Securityholders..............................................30
Section 7.04.  Servicing Trigger; Removal of Master Servicer................................30

                                  ARTICLE VIII

                            Miscellaneous Provisions

Section 8.01.  Amendment....................................................................31
Section 8.02.  GOVERNING LAW................................................................31
Section 8.03.  Notices......................................................................31
Section 8.04.  Severability of Provisions...................................................32
Section 8.05.  Third-Party Beneficiaries....................................................32
Section 8.06.  Counterparts.................................................................32
Section 8.07.  Effect of Headings and Table of Contents.....................................32
Section 8.08.  Termination Upon Purchase by the Master Servicer or Liquidation of All Home
               Loans; Partial Redemption....................................................32
Section 8.09.  Certain Matters Affecting the Indenture Trustee..............................33
Section 8.10.  Owner Trustee Not Liable for Related Documents...............................33


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EXHIBIT A - HOME LOANS ....................................................................A-1
EXHIBIT B - POWER OF ATTORNEY..............................................................B-1
EXHIBIT C - FORM OF REQUEST FOR RELEASE ...................................................C-1
EXHIBIT D - FORM OF FORM 10-K CERTIFICATE .................................................D-1
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               This is a Servicing  Agreement,  dated as of  September  29, 2004
(the "Servicing Agreement"),  among Residential Funding Corporation (the "Master
Servicer"),  the Home Loan Trust 2004-HI3 (the "Issuer") and JPMorgan Chase Bank
(the "Indenture Trustee").

                                W I T N E S S E T H T H A T:

               WHEREAS, pursuant to the terms of the Home Loan Purchase Agreement, Residential Funding Corporation (in its capacity as Seller) will sell to the Depositor the Home Loans together with the Related Documents on the Closing Date;

               WHEREAS, the Depositor will sell the Home Loans and all of its rights under the Home Loan Purchase Agreement to the Issuer, together with the Related Documents on the Closing Date;

               WHEREAS, pursuant to the terms of the Trust Agreement, the Issuer will issue and transfer to or at the direction of the Depositor, the Certificates;

               WHEREAS, pursuant to the terms of the Indenture, the Issuer will issue and transfer to or at the direction of the Depositor, the Notes; and

               WHEREAS, pursuant to the terms of this Servicing Agreement, the Master Servicer will service the Home Loans directly or through one or more Subservicers;

               NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

                                   Definitions

Section 1.01. Definitions. For all purposes of this Servicing Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions contained in Appendix A to the Indenture dated September 29, 2004 (the "Indenture"), between Home Loan Trust 2004-HI3, as issuer, and JPMorgan Chase Bank, as indenture trustee, which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

Section 1.02. Other Definitional Provisions. (a) All terms defined in this Servicing Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b) As used in this Servicing Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Servicing Agreement or in any such certificate or other document, and accounting terms partly defined in this Servicing Agreement or in any such certificate or other document, to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Servicing Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Servicing Agreement or in any such certificate or other document shall control.


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


(c) The words "hereof," "herein," "hereunder" and words of similar import when used in this Servicing Agreement shall refer to this Servicing Agreement as a whole and not to any particular provision of this Servicing Agreement; Section and Exhibit references contained in this Servicing Agreement are references to Sections and Exhibits in or to this Servicing Agreement unless otherwise specified; and the term "including" shall mean "including without limitation".

(d) The definitions contained in this Servicing Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as the feminine and neuter genders of such terms.

(e) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

Section 1.03. Interest Calculations. All calculations of interest hereunder that are made in respect of the Loan Balance of a Home Loan shall be made in accordance with the Mortgage Note. All calculations of interest on the Securities (other than the Class A-1 Notes) shall be made on the basis of a 30-day month and a year assumed to consist of 360 days. Calculation of interest on the Class A-1 Notes shall be made on the basis of the actual number of days in the Interest Accrual Period and a year assumed to consist of 360 days. The calculation of the Servicing Fee shall be made on the basis of a 30-day month and a year assumed to consist of 360 days. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded up.

ARTICLE II

                         Representations and Warranties

Section 2.01. Representations and Warranties Regarding the Master Servicer. The Master Servicer represents and warrants to the Issuer and for the benefit of the Indenture Trustee, as pledgee of the Home Loans, as of the Cut-off Date:

               (i) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Master Servicer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Master Servicer;

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               (ii) The Master  Servicer  has the power and  authority  to make,
execute,   deliver  and  perform  this  Servicing   Agreement  and  all  of  the
transactions contemplated under this Servicing Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Servicing Agreement. When executed and delivered, this Servicing Agreement will constitute the legal, valid and binding obligation of the Master Servicer enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies;

               (iii) The Master Servicer is not required to obtain the consent of any other Person or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Servicing Agreement, except for such consent, license, approval or authorization, or registration or declaration, as shall have been obtained or filed, as the case may be;

               (iv) The execution and delivery of this Servicing Agreement and the performance of the transactions contemplated hereby by the Master Servicer will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Master Servicer or any provision of the Certificate of Incorporation or Bylaws of the Master Servicer, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Master Servicer is a party or by which the Master Servicer may be bound; and

               (v) No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Master Servicer threatened, against the Master Servicer or any of its properties or with respect to this Servicing Agreement or the Securities which in the opinion of the Master Servicer has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Servicing Agreement.

               The foregoing representations and warranties shall survive any termination of the Master Servicer hereunder.

Section 2.02. Representations and Warranties of the Issuer. The Issuer hereby represents and warrants to the Master Servicer and for the benefit of the Indenture Trustee, as pledgee of the Home Loans, as of the Cut-off Date:

               (i) The Issuer is a statutory trust duly formed and in good standing under the laws of the State of Delaware and has full power, authority and legal right to execute and deliver this Servicing Agreement and to perform its obligations under this Servicing Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Servicing Agreement; and

               (ii) The execution and delivery by the Issuer of this Servicing Agreement and the performance by the Issuer of its obligations under this Servicing Agreement will not violate any provision of any law or regulation governing the Issuer or any order, writ, judgment or decree of any court, arbitrator or governmental authority or agency applicable to the Issuer or any of its assets. Such execution, delivery, authentication and performance will not conflict with, or result in a breach or violation of, any mortgage, deed of trust, lease or other agreement or instrument to which the Issuer is bound.



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Section  2.03.  Enforcement  of  Representations  and  Warranties.   The  Master
Servicer, on behalf of and subject to the direction of the Indenture Trustee, as pledgee of the Home Loans, or the Issuer, shall enforce the representations and warranties of the Seller pursuant to the Home Loan Purchase Agreement. Upon the discovery by the Seller, the Depositor, the Master Servicer, the Indenture Trustee, the Credit Enhancer, the Issuer, or any Custodian of a breach of any of the representations and warranties made in the Home Loan Purchase Agreement or of the existence of a Repurchase Event, in respect of any Home Loan which materially and adversely affects the interests of the Securityholders or the Credit Enhancer, the party discovering such breach or existence shall give prompt written notice to the other parties. The Master Servicer shall promptly notify the Seller of such breach or existence and request that, pursuant to the terms of the Home Loan Purchase Agreement, the Seller either (i) cure such breach or Repurchase Event in all material respects within 45 days (with respect to a breach of the representations and warranties contained in Section 3.1(a) of the Home Loan Purchase Agreement or Repurchase Event) or 90 days (with respect to a breach of the representations and warranties contained in Section 3.1(b) of the Home Loan Purchase Agreement) from the date the Seller was notified of such breach or Repurchase Event or (ii) purchase such Home Loan from the Issuer at the price and in the manner set forth in Section 3.1(c) of the Home Loan Purchase Agreement; provided that the Seller shall, subject to compliance with all the conditions set forth in the Home Loan Purchase Agreement, have the option to substitute an Eligible Substitute Loan or Loans for such Home Loan. In the event that the Seller elects to substitute one or more Eligible Substitute Loans pursuant to Section 3.1(c) of the Home Loan Purchase Agreement, the Seller shall deliver to the Issuer with respect to such Eligible Substitute Loans, the original Mortgage Note, the Mortgage, and such other documents and agreements as are required by the Home Loan Purchase Agreement. Payments due with respect to Eligible Substitute Loans in the month of substitution shall not be transferred to the Issuer and will be retained by the Master Servicer and remitted by the Master Servicer to the Seller on the next succeeding Payment Date provided a payment at least equal to the applicable Monthly Payment has been received by the Issuer for such month in respect of the Home Loan to be removed. The Master Servicer shall amend or cause to be amended the Home Loan Schedule to reflect the removal of such Home Loan and the substitution of the Eligible Substitute Loans and the Master Servicer shall promptly deliver the amended Home Loan Schedule to the Owner Trustee and the Indenture Trustee.

               It is understood and agreed that the obligation of the Seller to cure such breach or purchase or substitute for such Home Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Issuer and the Indenture Trustee, as pledgee of the Home Loans, against the Seller. In connection with the purchase of or substitution for any such Home Loan by the Seller, the Issuer shall assign to the Seller all of its right, title and interest in respect of the Home Loan Purchase Agreement applicable to such Home Loan. Upon receipt of the Repurchase


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

Price, or upon completion of such substitution, the Master Servicer shall notify the Custodian and then the Custodian shall deliver the Mortgage Files to the Master Servicer, together with all relevant endorsements and assignments prepared by the Master Servicer which the Indenture Trustee shall execute.

ARTICLE III

                          Administration and Servicing
                                  of Home Loans

Section 3.01. The Master Servicer. (a) The Master Servicer shall service and administer the Home Loans in accordance with the terms of this Servicing
Agreement, following such procedures as it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities, and shall have full power and authority, acting alone or through a subservicer, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable, it being understood, however, that the Master Servicer shall at all times remain responsible to the Issuer and the Indenture Trustee for the performance of its duties and obligations hereunder in accordance with the terms hereof. Without limiting the generality of the foregoing, the Master Servicer shall continue, and is hereby authorized and empowered by the Issuer and the Indenture Trustee, as pledgee of the Home Loans, to execute and deliver, on behalf of itself, the Issuer, the Indenture Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, or of consent to modification in connection with a proposed conveyance, or of assignment of any Mortgage and Mortgage Note in connection with the repurchase of a Home Loan and all other comparable instruments with respect to the Home Loans and with respect to the Mortgaged Properties, or with respect to the modification or re-recording of a Mortgage for the purpose of correcting the Mortgage, the subordination of the lien of the Mortgage in favor of a public utility company or government agency or unit with powers of eminent domain, the taking of a deed in lieu of foreclosure, the commencement, prosecution or completion of judicial or non-judicial foreclosure, the acquisition of any property acquired by foreclosure or deed in lieu of foreclosure, or the management, marketing and conveyance of any property acquired by foreclosure or deed in lieu of foreclosure. The Issuer, the Indenture Trustee and the Custodian, as applicable, shall furnish the Master Servicer with any powers of attorney and other documents necessary or appropriate to enable the Master Servicer to carry out its servicing and administrative duties hereunder. In addition, the Master Servicer may, at its own discretion and on behalf of the Indenture Trustee, obtain credit information in the form of a Credit Score from a credit repository. On the Closing Date, the Indenture Trustee shall deliver to the Master Servicer a limited power of attorney substantially in the form of Exhibit B hereto.

               If the Mortgage relating to a Home Loan did not have a lien senior to the Home Loan on the related Mortgaged Property as of the Cut-off Date, then the Master Servicer, in such capacity, may not consent to the placing of a lien senior to that of the Mortgage on the related Mortgaged Property. If the Mortgage relating to a Home Loan had a lien senior to the Home Loan on the related Mortgaged Property as of the Cut-off Date, then the Master Servicer, in such capacity, may consent to the refinancing of the prior senior lien, provided that the following requirements are met:

               (i) (A) the Mortgagor's debt-to-income ratio resulting from such refinancing is less than the original debt-to-income ratio as set forth on the Mortgage Loan Schedule and, in the event that the resulting Combined


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Loan-to-Value Ratio ("Combined Loan-to-Value Ratio") of such Home Loan increases by more than 10% above the Combined Loan-to-Value Ratio prior to such refinancing, the Master Servicer shall obtain the prior consent of the Credit Enhancer, which consent shall not be unreasonably withheld; provided, however, that in no instance shall the resulting Combined Loan-to-Value Ratio of such Home Loan be higher than that permitted by the Program Guide; or

               (B) the resulting Combined Loan-to-Value Ratio of such Home Loan is no higher than the Combined Loan-to-Value Ratio prior to such refinancing; provided, however, if such refinanced mortgage loan is a "rate and term" mortgage loan (meaning, the Mortgagor does not receive any cash from the refinancing), the Combined Loan-to-Value Ratio may increase to the extent of either (a) the reasonable closing costs of such refinancing or (b) any decrease in the value of the related Mortgaged Property, if the Mortgagor is in good standing as defined by the Program Guide;

               (ii) the interest rate, or, in the case of an adjustable rate existing senior lien, the maximum interest rate, for the loan evidencing the refinanced senior lien is no more than 2.0% higher than the interest rate or the maximum interest rate, as the case may be, on the loan evidencing the existing senior lien immediately prior to the date of such refinancing; provided, however
(a) if the loan evidencing the existing senior lien prior to the date of refinancing has an adjustable rate and the loan evidencing the refinanced senior lien has a fixed rate, then the current interest rate on the loan evidencing the refinanced senior lien may be up to 2.0% higher than the then-current loan rate of the loan evidencing the existing senior lien and (b) if the loan evidencing the existing senior lien prior to the date of refinancing has a fixed rate and the loan evidencing the refinanced senior lien has an adjustable rate, then the maximum interest rate on the loan evidencing the refinanced senior lien shall be less than or equal to (x) the interest rate on the loan evidencing the existing senior lien prior to the date of refinancing plus (y) 2.0%; and

(iii) the loan evidencing the refinanced senior lien is not subject to negative amortization.

               The relationship of the Master Servicer (and of any successor to the Master Servicer as servicer under this Servicing Agreement) to the Issuer under this Servicing Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

               (b) The Master Servicer may continue in effect Subservicing Agreements entered into by Residential Funding and Subservicers prior to the execution and delivery of this Servicing Agreement, and may enter into Subservicing Agreements with Subservicers for the servicing and administration of certain of the Home Loans. Each Subservicer of a Home Loan shall be entitled to receive and retain, as provided in the related Subservicing Agreement and in
Section 3.02, the related Subservicing Fee from payments of interest received on such Home Loan after payment of all amounts required to be remitted to the


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

Master Servicer in respect of such Home Loan. For any Home Loan not subject to a Subservicing Agreement, the Master Servicer shall be entitled to receive and retain an amount equal to the Subservicing Fee from payments of interest. References in this Servicing Agreement to actions taken or to be taken by the Master Servicer in servicing the Home Loans include actions taken or to be taken by a Subservicer on behalf of the Master Servicer. Each Subservicing Agreement will be upon such terms and conditions as are not inconsistent with this Servicing Agreement and as the Master Servicer and the Subservicer have agreed. With the approval of the Master Servicer, a Subservicer may delegate its servicing obligations to third-party servicers, but such Subservicers will remain obligated under the related Subservicing Agreements. The Master Servicer and the Subservicer may enter into amendments to the related Subservicing Agreements; provided, however, that any such amendments shall not cause the Home Loans to be serviced in a manner that would be materially inconsistent with the standards set forth in this Servicing Agreement. The Master Servicer shall be entitled to terminate any Subservicing Agreement in accordance with the terms and conditions thereof and without any limitation by virtue of this Servicing Agreement; provided, however, that in the event of termination of any Subservicing Agreement by the Master Servicer or the Subservicer, the Master Servicer shall either act as servicer of the related Home Loan or enter into a Subservicing Agreement with a successor Subservicer which will be bound by the terms of the related Subservicing Agreement. The Master Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Master Servicer and nothing contained in this Servicing Agreement shall be deemed to limit or modify such indemnification. The Program Guide and any other Subservicing Agreement entered into between the Master Servicer and any Subservicer shall require the Subservicer to accurately and fully report its borrower credit files to each of the Credit Repositories in a timely manner.

               In the event that the rights, duties and obligations of the Master Servicer are terminated hereunder, any successor to the Master Servicer in its sole discretion may, to the extent permitted by applicable law, terminate the existing Subservicing Agreement with any Subservicer in accordance with the terms of the applicable Subservicing Agreement or assume the terminated Master Servicer's rights and obligations under such subservicing arrangements which termination or assumption will not violate the terms of such arrangements.

               As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Securityholders and the Credit Enhancer, shall use reasonable efforts to enforce the obligations of each Subservicer under the related Subservicing Agreement, to the extent that the non-performance of any such obligation would have a material adverse effect on a Home Loan. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Home Loan or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed.

Section 3.02. Collection of Certain Home Loan Payments. (a) The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Home Loans, and shall, to the extent such procedures shall be consistent with this Servicing Agreement and generally consistent with any related insurance policy, follow such collection procedures as it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. Consistent with the foregoing, and without limiting the generality of the foregoing, the Master Servicer may in its discretion waive any late payment charge, prepayment charge or penalty interest or other fees which may be collected in the ordinary course of servicing such Home Loan. The Master Servicer may also extend the Due Date for payment due on a Home Loan in accordance with the Program Guide, provided, however, that the Master Servicer shall first determine that any such waiver or extension will not impair the coverage of any related insurance policy or materially adversely affect the lien of the related Mortgage (except as described below) or the interests of the Securityholders and the Credit Enhancer. Notwithstanding anything in this Section to the contrary, the Master Servicer or any Subservicer shall not enforce any prepayment charge to the extent that such enforcement would violate any applicable law. Consistent with the terms of this Servicing Agreement, the Master Servicer may also:

               (i) waive, modify or vary any term of any Home Loan;

               (ii) consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor;

               (iii) arrange with a Mortgagor a schedule for the payment of principal and interest due and unpaid;

               (iv) forgive any portion of the amounts contractually owed under the Home Loan;

               (v) capitalize past due amounts owed under the Home Loan by adding any amounts in arrearage to the existing principal balance of the Home Loan (a "Capitalization Workout") of which will result in an increased Monthly Payment amount, provided that: (A) the amount added to the existing principal balance of the Home Loan (the "Capitalized Amount") shall be no greater than five times the Mortgagor's current Monthly Payment amount; and (B) the Master Servicer shall not enter into a Capitalization Workout unless the Combined Loan-to-Value Ratio of the Home Loan prior to the Capitalization Workout equals or exceeds 80% and the Mortgagor has qualified for the Capitalization Workout under the Master Servicer's servicing guidelines;

               (vi) reset the due date for the Home Loan, or any combination of the foregoing;

if in the Master Servicer's determination such waiver, modification, postponement or indulgence, arrangement or other action referred to above is not materially adverse to the interests of the Securityholders or the Credit Enhancer and is generally consistent with the Master Servicer's policies with respect to mortgage loans similar to those in the Home Loan Pool (meaning, mortgage loans used for home improvement or debt consolidation); provided, however, that the Master Servicer may not modify or permit any Subservicer to modify any Home Loan (including without limitation any modification that would change the Loan Rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related Home Loan) or extend the final maturity date of such Home Loan) unless such Home Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable. The general terms of any waiver, modification, postponement or indulgence with respect to any of the Home Loans will be included in the Servicing Certificate, and such Home Loans will not be considered "delinquent" for the purposes of the Basic Documents so long as the Mortgagor complies with the terms of such waiver, modification, postponement or indulgence.

(b) The Master Servicer shall establish a Custodial Account, which shall be an Eligible Account in which the Master Servicer shall deposit or cause to be deposited any amounts representing payments and collections in respect of the Home Loans received by it subsequent to the Cut-off Date (other than in respect of the payments referred to in the following paragraph) within one Business Day following receipt thereof (or otherwise on or prior to the Closing Date), including the following payments and collections received or made by it (without duplication):

(i) all payments of principal or interest on the Home Loans received by the Master Servicer from the respective Subservicer, net of any portion of the interest thereof retained by the Subservicer as Subservicing Fees;

(ii) the aggregate Repurchase Price of the Home Loans purchased by the Master Servicer pursuant to Section 3.15 or by the Limited Repurchase Price Holder pursuant to Section 3.16;

(iii)   Net Liquidation Proceeds net of any related Foreclosure Profit;

(iv) all proceeds of any Home Loans repurchased by the Seller pursuant to the Home Loan Purchase Agreement, and all Substitution Adjustment Amounts required to be deposited in connection with the substitution of an Eligible Substitute Loan pursuant to the Home Loan Purchase Agreement;

(v) Insurance Proceeds, other than Net Liquidation Proceeds, resulting from any insurance policy maintained on a Mortgaged Property; and

(vi)    amounts required to be paid by the Master Servicer  pursuant to Sections
        3.04 and 8.08 and any prepayments or collections constituting prepayment charges.

provided, however, that with respect to each Collection Period, the Master Servicer shall be permitted to retain from payments in respect of interest on the Home Loans, the Master Servicing Fee for such Collection Period. The foregoing requirements respecting deposits to the Custodial Account are exclusive, it being understood that, without limiting the generality of the foregoing, the Master Servicer need not deposit in the Custodial Account amounts representing Foreclosure Profits, fees (including annual fees) or late charge penalties payable by Mortgagors (such amounts to be retained as additional servicing compensation in accordance with Section 3.09 hereof), or amounts received by the Master Servicer for the accounts of Mortgagors for application towards the payment of taxes, insurance premiums, assessments and similar items. In the event any amount not required to be deposited in the Custodial Account is so deposited, the Master Servicer may at any time withdraw such amount from the Custodial Account, any provision herein to the contrary notwithstanding. The Custodial Account may contain funds that belong to one or more trust funds created for the notes or certificates of other series and may contain other funds respecting payments on other mortgage loans belonging to the Master
Servicer or serviced or master serviced by it on behalf of others. Notwithstanding such commingling of funds, the Master Servicer shall keep records that accurately reflect the funds on deposit in the Custodial Account that have been identified by it as being attributable to the Home Loans and shall hold all collections in the Custodial Account to the extent they represent collections on the Home Loans for the benefit of the Trust, the Securityholders and the Indenture Trustee, as their interests may appear. The Master Servicer shall retain all Foreclosure Profits as additional servicing compensation.

               The Master Servicer may cause the institution maintaining the Custodial Account to invest any funds in the Custodial Account in Permitted Investments (including obligations of the Master Servicer or any of its Affiliates, if such obligations otherwise qualify as Permitted Investments), which shall mature not later than the Business Day preceding the next Payment Date and which shall not be sold or disposed of prior to its maturity. Except as provided above, all income and gain realized from any such investment shall inure to the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of the principal amount of any such investments shall be deposited in the Custodial Account by the Master Servicer out of its own funds immediately as realized.

(c) The Master Servicer will require each Subservicer to hold all funds constituting collections on the Home Loans, pending remittance thereof to the Master Servicer, in one or more accounts meeting the requirements of an Eligible Account, and invested in Permitted Investments.

Section 3.03. Withdrawals from the Custodial Account. The Master Servicer shall, from time to time as provided herein, make withdrawals from the Custodial Account of amounts on deposit therein pursuant to Section 3.02 that are attributable to the Home Loans for the following purposes:

(i) to remit to the Paying Agent for deposit in the Payment Account, on the Business Day prior to each Payment Date, an amount equal to the Interest Collections and Principal Collections required to be distributed on such Payment Date and any payments or collections constituting prepayment charges received during the related Prepayment Period;

(ii) to the extent deposited to the Custodial Account, to reimburse itself or the related Subservicer for previously unreimbursed expenses incurred in maintaining individual insurance policies pursuant to Section 3.04, or Liquidation Expenses, paid pursuant to Section 3.07 or otherwise reimbursable pursuant to the terms of this Servicing Agreement (to the extent not payable pursuant to Section 3.09), such withdrawal right being limited to amounts received on particular Home Loans (other than any Repurchase Price in respect thereof) which represent late recoveries of the payments for which such advances were made, or from related Liquidation Proceeds or the proceeds of the purchase of such Home Loan;

(iii) to pay to itself out of each payment received on account of interest on a Home Loan as contemplated by Section 3.09, an amount equal to the related Master Servicing Fee (to the extent not retained pursuant to Section 3.02), and to pay to any Subservicer any Subservicing Fees not previously withheld by the Subservicer;

(iv) to the extent deposited in the Custodial Account to pay to itself as additional servicing compensation any interest or investment income earned on funds deposited in the Custodial Account and Payment Account that it is entitled to withdraw pursuant to Sections 3.02(b) and 5.01;

(v) to the extent deposited in the Custodial Account, to pay to itself as additional servicing compensation any Foreclosure Profits;

(vi) to pay to itself or the Seller, with respect to any Home Loan or property acquired in respect thereof that has been purchased or otherwise transferred to the Seller, the Master Servicer, the Limited Repurchase Right Holder or other entity, all amounts received thereon and not required to be distributed to Securityholders as of the date on which the related Purchase Price or Repurchase Price is determined;

(vii) to clear and terminate the Custodial Account upon the termination of this Agreement; and

(viii) to withdraw any other amount deposited in the Custodial Account that was not required to be deposited therein pursuant to Section 3.02.

               Since, in connection with  withdrawals  pursuant to clauses (ii),
(iii), (v) and (vi), the Master Servicer's entitlement thereto is limited to collections or other recoveries on the related Home Loan, the Master Servicer shall keep and maintain separate accounting, on a Home Loan by Home Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such clauses. Notwithstanding any other provision of this Servicing Agreement, the Master Servicer shall be entitled to reimburse itself for any previously unreimbursed expenses incurred pursuant to Section 3.07 or otherwise reimbursable pursuant to the terms of this Servicing Agreement that the Master Servicer determines to be otherwise nonrecoverable (except with respect to any Home Loan as to which the Repurchase Price has been paid), by withdrawal from the Custodial Account of amounts on deposit therein attributable to the Home Loans on any Business Day prior to the Payment Date succeeding the date of such determination.

Section 3.04. Maintenance of Hazard Insurance; Property Protection Expenses. The Master Servicer shall cause to be maintained for each Home Loan hazard insurance naming the Master Servicer or related Subservicer as loss payee thereunder providing extended coverage in an amount which is at least equal to at least 100% of the insurable value of the improvements (guaranteed replacement) or the sum of the unpaid principal balance of the first mortgage loan and the Home Loan amount. The Master Servicer shall also cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Home Loan, fire insurance with extended coverage in an amount which is at least equal to the amount necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. Amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) shall be deposited in the Custodial Account to the extent called for by Section 3.02. In cases in which any Mortgaged Property is located at any time during the life of a Home Loan in a federally designated flood area, the hazard insurance to be maintained for the related Home Loan shall include flood insurance (to the extent available). All such flood insurance shall be in amounts equal to the lesser of (i) the amount required to compensate for any loss or damage to the Mortgaged Property on a replacement cost basis and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program). The Master Servicer shall be under no obligation to require that any Mortgagor maintain earthquake or other additional insurance and shall be under no obligation itself to maintain any such additional insurance on property acquired in respect of a Home Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Master Servicer shall obtain and maintain a blanket policy consistent with its general mortgage servicing activities insuring against hazard losses on all of the Home Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.04, it being understood and agreed that such blanket policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this
Section 3.04 and there shall have been a loss which would have been covered by such policy, deposit in the Custodial Account the amount not otherwise payable under the blanket policy because of such deductible clause. Any such deposit by the Master Servicer shall be made on the last Business Day of the Collection Period in the month in which payments under any such policy would have been deposited in the Custodial Account. In connection with its activities as servicer of the Home Loans, the Master Servicer agrees to present, on behalf of itself, the Issuer and the Indenture Trustee, claims under any such blanket policy.

Section 3.05. Modification Agreements; Release or Substitution of Lien. (a) The Master Servicer or the related Subservicer, as the case may be, shall be entitled to (A) execute assumption agreements, modification agreements, substitution agreements, and instruments of satisfaction or cancellation or of partial or full release or discharge, or any other document contemplated by this Servicing Agreement and other comparable instruments with respect to the Home Loans and with respect to the Mortgaged Properties subject to the Mortgages (and the Issuer and the Indenture Trustee each shall promptly execute any such documents on request of the Master Servicer) and (B) approve the granting of an easement thereon in favor of another Person, any alteration or demolition of the related Mortgaged Property or other similar matters, in each case if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Home Loan, that the security for, and the timely and full collectability of, such Home Loan would not be adversely affected thereby. A partial release pursuant to this Section 3.05 shall be permitted only if the Combined Loan-to-Value Ratio for such Home Loan after such partial release does not exceed the Combined Loan-to-Value Ratio for such Home Loan as of the Cut-off Date. Any fee collected by the Master Servicer or the related Subservicer for processing such request will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

(b) The Master Servicer may enter into an agreement with a Mortgagor to release the lien on the Mortgaged Property relating to a Home Loan (the "Existing Lien"), if at the time of such agreement the Home Loan is current in payment of principal and interest, under any of the following circumstances:

(i) in any case in which, simultaneously with the release of the Existing Lien, the Mortgagor executes and delivers to the Master Servicer a Mortgage on a substitute Mortgaged Property, provided that the Combined Loan-to-Value Ratio of the Home Loan (calculated based on the Appraised Value of the substitute Mortgaged Property) is not greater than the Combined Loan-to-Value Ratio prior to releasing the Existing Lien;

(ii) in any case in which, simultaneously with the release of the Existing Lien, the Mortgagor executes and delivers to the Master Servicer a Mortgage on a substitute Mortgaged Property, provided that: (A) the Combined Loan-to-Value Ratio of the Home Loan (calculated based on the Appraised Value of the substitute Mortgaged Property) is not greater than the lesser of (1) 125% and (2) 105% of the Combined Loan-to-Value Ratio prior to releasing the Existing Lien; and (B) the Master Servicer determines that at least two appropriate compensating factors are present (compensating factors may include, without limitation, an increase in the Mortgagor's monthly cash flow after debt service, the Mortgagor's debt-to-income ratio has not increased since origination, or an increase in the Mortgagor's credit score); or

(iii) in any case in which, at the time of release of the Existing Lien, the Mortgagor does not provide the Master Servicer with a Mortgage on a substitute Mortgaged Property (any Home Loan that becomes and remains unsecured in accordance with this subsection, an "Unsecured Loan"), provided that: (A) the Mortgagor, in addition to being current in payment of principal and interest on the related Home Loan, is current in payment of principal and interest on any loan senior to the Home Loan; (B) the Mortgagor's Credit Score, as determined by the Master Servicer at the time of the request for release of lien, is not less than 640; (C) the Mortgagor makes a cash contribution in reduction of the outstanding principal balance of the Home Loan, which may include any net proceeds from the sale of the original Mortgaged Property, of not less than 20% of the unpaid principal balance of the Home Loan; and
        (D) the Mortgagor signs a reaffirmation agreement acknowledging that they must continue to pay in accordance with the terms of the original Mortgage Note;

(iv) If the above conditions (iii)(A) through (iii)(D) are not met, the Master Servicer may still enter into an agreement to release the Existing Lien, provided that: (A) the Master Servicer shall not permit the release of an Existing Lien under this clause (iv) as to more than 200 Home Loans in any calendar year; (B) at no time shall the aggregate Principal Balance of Unsecured Loans exceed 5% of the then Pool Balance;
        (C) the Mortgagor agrees to an automatic debit payment plan; and (D) the Master Servicer shall provide notice to each Rating Agency that has requested notice of such releases.

               In connection with any Unsecured Loan, the Master Servicer may require the Mortgagor to enter into an agreement under which: (i) the Loan Rate may be increased effective until a substitute Mortgage meeting the criteria under (i) or (ii) above is provided; or (ii) any other provision may be made which the Master Servicer considers to be appropriate. Thereafter, the Master Servicer shall determine in its discretion whether to accept any proposed

Mortgage on any substitute Mortgaged Property as security for the Home Loan, and the Master Servicer may require the Mortgagor to agree to any further conditions which the Master Servicer considers appropriate in connection with such substitution, which may include a reduction of the Loan Rate (but not below the Loan Rate in effect at the Closing Date). Any Home Loan as to which a Mortgage on a substitute Mortgaged Property is provided in accordance with the preceding sentence shall no longer be deemed to be an Unsecured Loan.

        Section 3.06. Trust Estate; Related Documents. (a) When required by the provisions of this Servicing Agreement, the Issuer or the Indenture Trustee shall execute instruments to release property from the terms of the Trust Agreement, Indenture or Custodial Agreement, as applicable, or convey the Issuer's or the Indenture Trustee's interest in the same, in a manner and under circumstances which are not inconsistent with the provisions of this Servicing Agreement. No party relying upon an instrument executed by the Issuer or the Indenture Trustee as provided in this Section 3.06 shall be bound to ascertain the Issuer's or the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

        (b) If from time to time the Master Servicer shall deliver to the Custodian copies of any written assurance, assumption agreement or substitution agreement or other similar agreement pursuant to Section 3.05, the Custodian shall check that each of such documents purports to be an original executed copy (or a copy of the original executed document if the original executed copy has been submitted for recording and has not yet been returned) and, if so, shall file such documents, and upon receipt of the original executed copy from the applicable recording office or receipt of a copy thereof certified by the applicable recording office shall file such originals or certified copies with the Related Documents. If any such documents submitted by the Master Servicer do not meet the above qualifications, such documents shall promptly be returned by the Custodian to the Master Servicer pursuant to the related Custodial Agreement, with a direction to the Master Servicer to forward the correct documentation.

        (c) Upon receipt of a Request for Release from the Master Servicer, to the effect that a Home Loan has been the subject of a final payment or a prepayment in full and the related Home Loan has been terminated or that substantially all Liquidation Proceeds which have been determined by the Master Servicer in its reasonable judgment to be finally recoverable have been recovered, and upon deposit to the Custodial Account of such final monthly payment, prepayment in full together with accrued and unpaid interest to the date of such payment with respect to such Home Loan or, if applicable, Liquidation Proceeds, the Custodian shall promptly release the Related Documents to the Master Servicer pursuant to the related Custodial Agreement, which the Indenture Trustee shall execute, along with such documents as the Master Servicer or the Mortgagor may request to evidence satisfaction and discharge of such Home Loan, upon request of the Master Servicer. If from time to time and as appropriate for the servicing or foreclosure of any Home Loan, the Master Servicer requests the Custodian to release the Related Documents and delivers to the Custodian a trust receipt reasonably satisfactory to the Custodian and signed by a Responsible Officer of the Master Servicer, the Custodian shall release the Related Documents to the Master Servicer pursuant to the related Custodial Agreement. If such Home Loans shall be liquidated and the Custodian receives a certificate from the Master Servicer as provided above, then, upon request of the Master Servicer, the Custodian shall release the trust receipt to the Master Servicer pursuant to the related Custodial Agreement.

        Section 3.07. Realization Upon Defaulted Home Loans; Loss Mitigation. With respect to such of the Home Loans as come into and continue in default, the Master Servicer will decide whether to (i) foreclose upon the Mortgaged Properties securing such Home Loans, (ii) write off the unpaid principal balance of the Home Loans as bad debt, (iii) take a deed in lieu of foreclosure, (iv) accept a short sale (a payoff of the Home Loan for an amount less than the total amount contractually owed in order to facilitate a sale of the Mortgaged Property by the Mortgagor) or permit a short refinancing (a payoff of the Home Loan for an amount less than the total amount contractually owed in order to facilitate refinancing transactions by the Mortgagor not involving a sale of the Mortgaged Property), (v) arrange for a repayment plan, (vi) agree to a modification in accordance with this Servicing Agreement, or (vii) take an unsecured note, in connection with a negotiated release of the lien of the Mortgage in order to facilitate a settlement with the Mortgagor; in each case subject to the rights of any related first lien holder; provided that in connection with the foregoing if the Master Servicer has actual knowledge that any Mortgaged Property is affected by hazardous or toxic wastes or substances and that the acquisition of such Mortgaged Property would not be commercially reasonable, then the Master Servicer will not cause the Issuer or the Indenture Trustee to acquire title to such Mortgaged Property in a foreclosure or similar proceeding. In connection with such decision, the Master Servicer shall follow such practices (including, in the case of any default on a related senior mortgage loan, the advancing of funds to correct such default if deemed to be appropriate by the Master Servicer) and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and as shall be required or permitted by the Program Guide; provided that the Master Servicer shall not be liable in any respect hereunder if the Master Servicer is acting in connection with any such foreclosure or attempted foreclosure which is not completed or other conversion in a manner that is consistent with the provisions of this Servicing Agreement. The foregoing is subject to the proviso that the Master Servicer shall not be required to expend its own funds in connection with any foreclosure or attempted foreclosure which is not completed or towards the correction of any default on a related senior mortgage loan or restoration of any property unless it shall determine that such expenditure will increase Net Liquidation Proceeds. In the event of a determination by the Master Servicer that any such expenditure previously made pursuant to this Section 3.07 will not be reimbursable from Net Liquidation Proceeds, the Master Servicer shall be entitled to reimbursement of its funds so expended pursuant to Section 3.03.

               Notwithstanding any provision of this Servicing Agreement, a Home Loan may be deemed to be finally liquidated if substantially all amounts expected by the Master Servicer to be received in connection with the related defaulted Home Loan have been received; provided, however, the Master Servicer shall treat any Home Loan that is 180 days or more delinquent as having been finally liquidated. Any subsequent collections with respect to any such Home Loan shall be deposited to the Custodial Account. For purposes of determining the amount of any Liquidation Proceeds or Insurance Proceeds, or other unscheduled collections, the Master Servicer may take into account minimal amounts of additional receipts expected to be received or any estimated additional liquidation expenses expected to be incurred in connection with the related defaulted Home Loan.

               In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Indenture Trustee, who shall hold the same on behalf of the Issuer in accordance with Section 3.13 of the Indenture. Notwithstanding any such acquisition of title and cancellation of the related Home Loan, such Mortgaged Property shall (except as otherwise expressly provided herein) be considered to be an outstanding Home Loan held as an asset of the Issuer until such time as such property shall be sold.

               Any proceeds from the purchase or repurchase that occurs prior to the Home Loan becoming a Liquidated Home Loan of any Home Loan pursuant to the terms of this Servicing Agreement (including without limitation Sections 2.03, 3.15 and 3.16) will be applied in the following order of priority: first, to the Master Servicer or the related Subservicer, all Servicing Fees payable therefrom to the Payment Date on which such amounts are to be deposited in the Payment Account; second, as Interest Collections, accrued and unpaid interest on the related Home Loan, at the Net Loan Rate to the Payment Date on which such amounts are to be deposited in the Payment Account; and third, as Principal Collections, as a recovery of principal on the Home Loan.

               Liquidation Proceeds with respect to a Liquidated Home Loan will be applied in the following order of priority: first, to reimburse the Master Servicer or the related Subservicer in accordance with this Section 3.07 for any Liquidation Expenses; second, to the Master Servicer or the related Subservicer, all unpaid Servicing Fees through the date of receipt of the final Liquidation Proceeds; third, as Principal Collections, as a recovery of principal on the Home Loan, up to an amount equal to the Loan Balance of the related Home Loan immediately prior to the date it became a Liquidated Home Loan; fourth, as Interest Collections, accrued and unpaid interest on the related Home Loan at the Net Loan Rate through the date of receipt of the final Liquidation Proceeds; and fifth, to Foreclosure Profits.

               Proceeds and other recoveries from a Home Loan after it becomes a Liquidated Home Loan will be applied in the following order of priority: first, to reimburse the Master Servicer or the related Subservicer in accordance with this Section 3.07 for any expenses previously unreimbursed from Liquidation
Proceeds  or  otherwise;   second,   to  the  Master  Servicer  or  the  related
Subservicer, all unpaid Servicing Fees payable thereto through the date of receipt of the proceeds previously unreimbursed from Liquidation Proceeds or otherwise; third, as Interest Collections, up to an amount equal to the sum of
(a) the Loan Balance of the related Home Loan immediately prior to the date it became a Liquidated Home Loan, less any Net Liquidation Proceeds previously received with respect to such Home Loan and applied as a recovery of principal, and (b) accrued and unpaid interest on the related Home Loan at the Net Loan Rate through the date it became a Liquidation Home Loan; and fourth, to Foreclosure Profits.

        Section 3.08. Issuer and Indenture Trustee to Cooperate. On or before each Payment Date, the Master Servicer will notify the Indenture Trustee or the Custodian, with a copy to the Issuer, of the termination of or the payment in full and the termination of any Home Loan during the preceding Collection Period. Upon receipt of payment in full, the Master Servicer is authorized to execute, pursuant to the authorization contained in Section 3.01, if the assignments of Mortgage have been recorded if required under the Home Loan Purchase Agreement, an instrument of satisfaction regarding the related Mortgage, which instrument of satisfaction shall be recorded by the Master Servicer if required by applicable law and be delivered to the Person entitled thereto. It is understood and agreed that any expenses incurred in connection with such instrument of satisfaction or transfer shall be reimbursed from amounts deposited in the Custodial Account. From time to time and as appropriate for the servicing or foreclosure of any Home Loan, the Indenture Trustee or the

Custodian shall, upon request of the Master Servicer and delivery to the Indenture Trustee or Custodian, with a copy to the Issuer, of a Request for Release, signed by a Servicing Officer, release or cause to be released the related Mortgage File to the Master Servicer and the Issuer or Indenture Trustee shall promptly execute such documents, in the forms provided by the Master Servicer, as shall be necessary for the prosecution of any such proceedings or the taking of other servicing actions. Such trust receipt shall obligate the Master Servicer to return the Mortgage File to the Indenture Trustee or the Custodian (as specified in such receipt) when the need therefor by the Master Servicer no longer exists unless the Home Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the trust receipt shall be released to the Master Servicer.

               In order to facilitate the foreclosure of the Mortgage securing any Home Loan that is in default following recordation of the assignments of Mortgage in accordance with the provisions of the Home Loan Purchase Agreement, the Indenture Trustee or the Issuer shall, if so requested in writing by the Master Servicer, promptly execute an appropriate assignment in the form provided by the Master Servicer to assign such Home Loan for the purpose of collection to the Master Servicer (any such assignment shall unambiguously indicate that the assignment is for the purpose of collection only), and, upon such assignment, such assignee for collection will thereupon bring all required actions in its own name and otherwise enforce the terms of the Home Loan and deposit or credit the Net Liquidation Proceeds, exclusive of Foreclosure Profits, received with respect thereto in the Custodial Account. In the event that all delinquent payments due under any such Home Loan are paid by the Mortgagor and any other defaults are cured, then the assignee for collection shall promptly reassign such Home Loan to the Indenture Trustee and return all Related Documents to the place where the related Mortgage File was being maintained.

               In connection with the Issuer's obligation to cooperate as provided in this Section 3.08 and all other provisions of this Servicing Agreement requiring the Issuer to authorize or permit any actions to be taken with respect to the Home Loans, the Indenture Trustee, as pledgee of the Home Loans and as assignee of record of the Home Loans on behalf of the Issuer pursuant to Section 3.13 of the Indenture, expressly agrees, on behalf of the Issuer, to take all such actions on behalf of the Issuer and to promptly execute and return all instruments reasonably required by the Master Servicer in connection therewith; provided that if the Master Servicer shall request a signature of the Indenture Trustee, on behalf of the Issuer, the Master Servicer will deliver to the Indenture Trustee an Officer's Certificate stating that such signature is necessary or appropriate to enable the Master Servicer to carry out its servicing and administrative duties under this Servicing Agreement.

        Section 3.09. Servicing Compensation; Payment of Certain Expenses by Master Servicer. The Master Servicer shall be entitled to receive the Master Servicing Fee in accordance with Sections 3.02 and 3.03 as compensation for its services in connection with servicing the Home Loans. Moreover, additional servicing compensation in the form of late payment charges, investment income on amounts in the Custodial Account or the Payment Account and other receipts not required to be deposited in the Custodial Account as specified in Section 3.02 shall be retained by the Master Servicer. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder (including payment of all other fees and expenses not expressly stated hereunder to be for the account of the Securityholders, including, without limitation, the fees and expenses of the Owner Trustee, Indenture Trustee and any Custodian) and shall not be entitled to reimbursement therefor.

Section 3.10.  Annual Statement as to Compliance.

        (a) The Master Servicer will deliver to the Depositor, the Indenture Trustee and the Credit Enhancer on or before the earlier of (a) March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, or (b) with respect to any calendar year during which the Depositor's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, the date on which the Depositor's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, in each case, if such day is not a Business Day, the immediately preceding Business Day), an Officers' Certificate stating, as to each signer thereof, that
(i) a review of the activities of the Master Servicer during the preceding calendar year related to its servicing of mortgage loans and of its performance under servicing agreements, including this Servicing Agreement, has been made under such officers' supervision, (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations in all material respects throughout such year, or, if there has been material noncompliance with such servicing standards or a default in the fulfillment in all material respects of any such obligation relating to this Servicing Agreement, such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof.

        (b) The Master Servicer shall deliver to the Issuer and the Indenture Trustee, with a copy to the Credit Enhancer, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice by means of an Officer's Certificate of any event which with the giving of notice or the lapse of time or both, would become a Servicing Default.

Section 3.11.  Annual Independent Public Accountants' Servicing Report.

               On or before the earlier of (a) March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, or (b) with respect to any calendar year during which the Depositor's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, the date on which the Depositor's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, in each case, if such day is not a Business Day, the immediately preceding Business
Day), the Master Servicer at its expense shall cause a firm of independent public accountants which shall be members of the American Institute of Certified Public Accountants to furnish a report to the Depositor, the Credit Enhancer and the Indenture Trustee stating its opinion that, on the basis of an examination conducted by such firm substantially in accordance with standards established by the American Institute of Certified Public Accountants, the assertions made pursuant to Section 3.10 regarding compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers during the preceding calendar year are fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such accounting standards require it to report. In rendering such statement, such firm may rely, as to matters relating to the direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted by independent public accountants substantially in accordance with standards established by the American Institute of Certified Public Accountants (rendered within one year of such statement) with respect to such Subservicers.

        Section 3.12. Access to Certain Documentation and Information Regarding the Home Loans. Whenever required by statute or regulation, the Master Servicer shall provide to the Credit Enhancer, any Securityholder upon reasonable request (or a regulator for a Securityholder) or the Indenture Trustee, reasonable access to the documentation regarding the Home Loans such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Master Servicer. Nothing in this Section 3.12 shall derogate from the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Master Servicer to provide access as provided in this Section
3.12 as a result  of such  obligation  shall  not  constitute  a breach  of this
Section 3.12.

        Section 3.13. Maintenance of Certain Servicing Insurance Policies. The Master Servicer shall during the term of its service as servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as master servicer hereunder and (ii) a fidelity bond in respect of its officers, employees or agents. Each such policy or policies and bond shall be at least equal to the coverage that would be required by FNMA or FHLMC, whichever is greater, for Persons performing servicing for loans similar to the Home Loans purchased by such entity.

        Section 3.14. Information Required by the Internal Revenue Service and Reports of Foreclosures and Abandonments of Mortgaged Property. The Master Servicer shall prepare and deliver all federal and state information reports when and as required by all applicable state and federal income tax laws. In particular, with respect to the requirement under Section 6050J of the Code to the effect that the Master Servicer or Subservicer shall make reports of foreclosures and abandonments of any mortgaged property for each year beginning in 2005, the Master Servicer or Subservicer shall file reports relating to each instance occurring during the previous calendar year in which the Master
Servicer (i) on behalf of the Issuer, acquires an interest in any Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Home Loan, or (ii) knows or has reason to know that any Mortgaged Property has been abandoned. The reports from the Master Servicer or Subservicer shall be in form and substance sufficient to meet the reporting requirements imposed by Section 6050J and Section 6050H (reports relating to mortgage interest received) of the Code.

        Section 3.15. Optional Repurchase of Defaulted Home Loans. Notwithstanding any provision in Section 3.07 to the contrary, the Master Servicer, at its option and in its sole discretion, may repurchase any Home Loan delinquent in payment for a period of 90 days or longer for a price equal to the Repurchase Price.

        Section 3.16. Limited Home Loan Repurchase Right.

               The Limited Repurchase Right Holder will have the irrevocable option at any time to purchase any of the Home Loans at the Repurchase Price, up to a maximum of five Home Loans. In the event that this option is exercised as to any five Home Loans in the aggregate, this option will thereupon terminate. If at any time the Limited Repurchase Right Holder makes a payment to the Custodial Account covering the amount of the Repurchase Price for such a Home Loan, and the Limited Repurchase Right Holder provides to the Indenture Trustee a certification signed by a Servicing Officer stating that the amount of such payment has been deposited in the Custodial Account, then, at the request of the Limited Repurchase Right Holder, the Indenture Trustee shall execute the assignment of such Home Loan, without recourse, to the Limited Repurchase Right Holder which shall succeed to all the Indenture Trustee's right, title and interest in and to such Home Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. The Limited Repurchase Right Holder will thereupon own such Mortgage, and all such security and documents, free of any further obligation to the Indenture Trustee with respect thereto.

ARTICLE IV

                              Servicing Certificate

        Section 4.01. Statements to Securityholders. (a) With respect to each Payment Date, on the Business Day following the related Determination Date (or with respect to any Payment Date for which a Credit Enhancement Draw Amount or Dissolution Draw will occur, no later than 12:00 P.M. New York City time, on the second Business Day prior to the applicable Payment Date), the Master Servicer shall forward to the Indenture Trustee and the Indenture Trustee pursuant to
Section 3.26 of the Indenture shall forward or cause to be forwarded by mail or otherwise make available electronically at www.jpmorgan.com/sfr to each Certificateholder, Noteholder, the Credit Enhancer, the Depositor, the Owner Trustee, the Certificate Paying Agent and each Rating Agency, a statement setting forth the following information (the "Servicing Certificate") as to the Notes and Certificates, to the extent applicable:

(i)     the  aggregate  amount  of  (a)  Interest  Collections,   (b)  Principal
        Collections and (c) Substitution Adjustment Amounts;

(ii)    the amount of such distribution as principal to the Noteholders;

(iii) the amount of such distribution as interest to the Noteholders, separately stating the portion thereof in respect of overdue accrued interest;

(iv) the number and Pool Balance of the Home Loans as of the end of the related Collection Period;

(v) the amount of any Credit Enhancement Draw Amount or Dissolution Draw, if any, for such Payment Date and the aggregate amount of prior draws thereunder not yet reimbursed;

(vi) the number and aggregate Loan Balances of Home Loans (a) as to which the Monthly Payment is Delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, (b) that are foreclosed, (c) that have become REO, and (d) that have been finally liquidated due to being 180 days or more delinquent, in each case as of the end of the related Collection Period; provided, however, that such information will not be provided on the statements relating to the first Payment Date;

(vii)   the weighted average Loan Rate for the related Collection Period;

(viii) the aggregate Liquidation Loss Amounts with respect to the related Collection Period, the amount of any Liquidation Loss Distribution Amounts with respect to the Notes, and the aggregate of the Liquidation Loss Amounts from all Collection Periods to date expressed as dollars and as a percentage of the aggregate Cut-off Date Loan Balance;

(ix) the aggregate Excess Loss Amounts with respect to the related Collection Period and the aggregate of the Excess Loss Amounts from all Collection Periods to date;

(x) the Note Balance of the Notes and the Certificate Principal Balance of the Certificates after giving effect to the distribution of principal on such Payment Date;

(xi)    the aggregate Servicing Fees for the related Collection Period;
(xii) the Outstanding Reserve Amount and the Reserve Amount Target immediately following such Payment Date;

(xiii)  (a) the number and principal  amount of release  agreements  pursuant to
        Section 3.05(b)(iv) entered into during the calendar year and since the Closing Date, stated separately, for the Home Loans and, the aggregate outstanding principal amount of such release agreements expressed as a percentage of the Pool Balance with information provided separately with respect to all Unsecured Loans and (b) the number and principal amount of Capitalization Workouts pursuant to Section 3.02(a)(v) entered into since the Closing Date;

(xiv) the aggregate amount recovered during the related Collection Period consisting of all subsequent recoveries on any Home Loan that was 180 days or more delinquent;

(xv) the amount, if any, to be paid by a Derivative Counterparty under a Derivative Contract; and

(xvi)   whether or not a Servicing Trigger has occurred.

               In the case of information furnished pursuant to clauses (ii) and
(iii) above, the amounts shall be expressed as an aggregate dollar amount per Note or Certificate, as applicable, with a $1,000 denomination.

(b) In addition, with respect to each Payment Date, on the Business Day following the related Determination Date, the Master Servicer shall forward to the Credit Enhancer and the Rating Agencies the following information for each Capitalization Workout entered into during the related Collection Period:

(i)     the original Home Loan amount;

(ii)    the Home Loan amount after the Capitalization Workout;

(iii)   the original Monthly Payment amount;

(iv)    the Monthly Payment amount after the Capitalization Workout;

(v)     the Capitalized Amount as defined in Section 3.02(a)(v) herein;

(vi)    the Combined Loan-to-Value Ratio prior to the Capitalization Workout;

(vii)   the Combined Loan-to-Value Ratio after the Capitalization Workout; and

(viii) if an appraisal was used in determining the Combined Loan-to-Value Ratio referred to in (vii) above, the type and date of appraisal.

               The Master Servicer shall also forward to the Indenture Trustee any other information reasonably requested by the Indenture Trustee necessary to make distributions pursuant to Section 3.05 of the Indenture. Prior to the close of business on the Business Day next succeeding each Determination Date, the Master Servicer shall furnish a written statement to the Certificate Paying Agent and the Indenture Trustee setting forth the aggregate amounts required to be withdrawn from the Custodial Account and deposited into the Payment Account on the Business Day preceding the related Payment Date pursuant to Section 3.03. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Owner Trustee and Indenture Trustee shall be protected in relying upon the same without any independent check or verification. In addition, upon the Issuer's written request, the Master Servicer shall promptly furnish information reasonably requested by the Issuer that is reasonably available to the Master Servicer to enable the Issuer to perform its federal and state income tax reporting obligations.

               The Master Servicer shall also forward to the Credit Enhancer and/or its designees any additional information, including without limitation, loss and delinquency information requested by the Credit Enhancer, with respect to the Home Loans.

Section 4.02. Tax Reporting. So long as 100% of the Certificates are owned by the same person, then no separate federal and state income tax returns and information returns or reports will be filed with respect to the Issuer, and the Issuer will be treated as an entity disregarded from the 100% Certificateholder.

Section 4.03. Calculation of Adjusted Issue Price. The Master Servicer shall calculate the Adjusted Issue Price for purposes of calculating the Termination Price.

Section 4.04. Exchange Act Reporting. The Master Servicer shall, on behalf of the Depositor and in respect of the Trust Estate, prepare, sign and cause to be filed with the Commission any periodic reports required to be filed under the provisions of the Exchange Act, and the rules and regulations of the Commission thereunder. Neither the Master Servicer nor the Indenture Trustee shall have any liability with respect to the Master Servicer's failure to properly prepare or file such periodic reports resulting from or relating to the Master Servicer's inability or failure to obtain any information not resulting from the Master Servicer's own negligence or willful misconduct. Any Form 10-K filed with the Commission in connection with this Section 4.04 shall include a certification, signed by the senior officer in charge of the servicing functions of the Master Servicer, in the form attached as Exhibit D hereto or such other form as may be required or permitted by the Commission (the "Form 10-K Certification"), in compliance with Rule 13a-14 and 15d-14 under the Exchange Act and any additional directives of the Commission. This Section 4.04 may be amended in accordance with the provisions of this Servicing Agreement without the consent of the Securityholders.

ARTICLE V

                                 Payment Account

Section 5.01. Payment Account. The Indenture Trustee shall establish and maintain a Payment Account titled "JPMorgan Chase Bank, as Indenture Trustee, for the benefit of the Securityholders, the Certificate Paying Agent and the Credit Enhancer pursuant to the Indenture, dated as of September 29, 2004, between Home Loan Trust 2004-HI3 and JPMorgan Chase Bank". The Payment Account shall be an Eligible Account. On each Payment Date, amounts on deposit in the Payment Account will be distributed by the Indenture Trustee in accordance with
Section 3.05 of the Indenture. The Indenture Trustee shall, upon written request from the Master Servicer, invest or cause the institution maintaining the Payment Account to invest the funds in the Payment Account in Permitted Investments designated in the name of the Indenture Trustee, which shall mature not later than the Business Day next preceding the Payment Date next following the date of such investment (except that (i) any investment in the institution with which the Payment Account is maintained or a fund for which such institution serves as custodian may mature on such Payment Date and (ii) any other investment may mature on such Payment Date if the Indenture Trustee shall advance funds on such Payment Date to the Payment Account in the amount payable on such investment on such Payment Date, pending receipt thereof to the extent necessary to make distributions on the Securities) and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Payment Account by the Master Servicer out of its own funds immediately as realized.



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

ARTICLE VI

                               The Master Servicer

Section 6.01. Liability of the Master Servicer. The Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Master Servicer herein.

Section 6.02. Merger or Consolidation of, or Assumption of the Obligations of, the Master Servicer. Any corporation into which the Master Servicer may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Servicer shall be a party, or any corporation succeeding to the business of the Master Servicer, shall be the successor of the Master Servicer, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

               The Master Servicer may assign its rights and delegate its duties and obligations under this Servicing Agreement; provided that the Person accepting such assignment or delegation shall be a Person which is qualified to service mortgage loans similar to those in the Trust Estate (meaning, mortgage loans used for home improvement or debt consolidation), is reasonably satisfactory to the Indenture Trustee (as pledgee of the Home Loans), the Issuer and the Credit Enhancer, is willing to service the Home Loans and executes and delivers to the Indenture Trustee and the Issuer an agreement, in form and substance reasonably satisfactory to the Credit Enhancer, the Indenture Trustee and the Issuer, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer under this Servicing Agreement; provided further that each Rating Agency's rating of the Securities in effect immediately prior to such assignment and delegation will not be qualified, reduced, or withdrawn as a result of such assignment and delegation (as evidenced by a letter to such effect from each Rating Agency), if determined without regard to the Credit Enhancement Instrument; and provided further that the Owner Trustee receives an Opinion of Counsel to the effect that such assignment or delegation shall not cause the Owner Trust to be treated as a corporation for federal or state income tax purposes.

        Section 6.03. Limitation on Liability of the Master Servicer and Others. Neither the Master Servicer nor any of the directors or officers or employees or agents of the Master Servicer shall be under any liability to the Issuer, the Owner Trustee, the Indenture Trustee or the Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Servicing Agreement, provided, however, that this provision shall not protect the Master Servicer or any such Person against any liability which would otherwise be imposed by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder or by reason of its reckless disregard of its obligations and duties hereunder. The Master Servicer and any director or officer or employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer and any director or officer or employee or agent of the Master Servicer shall be indemnified by the Issuer and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Servicing Agreement or the Securities, including any amount paid to the Owner Trustee or the Indenture Trustee pursuant to Section 6.06(b), other than any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder or by reason of its reckless disregard of its obligations and duties hereunder. The Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Home Loans in accordance with this Servicing Agreement, and which in its opinion may involve it in any expense or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action which it may deem necessary or desirable in respect of this Servicing Agreement, and the rights and duties of the parties hereto and the interests of the Securityholders. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Issuer, and the Master Servicer shall be entitled to be reimbursed therefor. The Master Servicer's right to indemnity or reimbursement pursuant to this Section
6.03 shall survive any resignation or termination of the Master Servicer pursuant to Section 6.04 or 7.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination).

Section  6.04.  Master  Servicer  Not to Resign.  Subject to the  provisions  of
Section 6.02, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer or its subsidiaries or Affiliates at the date of this Servicing Agreement or (ii) upon satisfaction of the following conditions: (a) the Master Servicer has proposed a successor servicer to the Issuer and the Indenture Trustee in writing and such proposed successor servicer is reasonably acceptable to the Issuer, the Indenture Trustee and the Credit Enhancer; (b) each Rating Agency shall have delivered a letter to the Issuer, the Credit Enhancer and the Indenture Trustee prior to the appointment of the successor servicer stating that the proposed appointment of such successor servicer as Master Servicer hereunder will not result in the reduction or withdrawal of the then current rating of the Securities, if determined without regard to the Credit Enhancement Instrument; and (c) such proposed successor servicer is reasonably acceptable to the Credit Enhancer, as evidenced by a letter to the Issuer and the Indenture Trustee; provided, however, that no such resignation by the Master Servicer shall become effective until such successor servicer or, in the case of (i) above, the Indenture Trustee, as pledgee of the Home Loans, shall have assumed the Master Servicer's responsibilities and obligations hereunder or the Indenture Trustee, as pledgee of the Home Loans, shall have designated a successor servicer in accordance with Section 7.02. Any such resignation shall not relieve the Master Servicer of responsibility for any of the obligations specified in Sections 7.01 and 7.02 as obligations that survive the resignation or termination of the Master Servicer. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Indenture Trustee and the Credit Enhancer.

Section 6.05. Delegation of Duties. In the ordinary course of business, the Master Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, who agrees to conduct such duties in accordance with standards comparable to those with which the Master Servicer complies pursuant to Section 3.01. Such delegation shall not relieve the Master Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 6.04.

        Section 6.06. Master Servicer to Pay Indenture Trustee's and Owner Trustee's Fees and Expenses; Indemnification. (a) The Master Servicer covenants and agrees to pay to the Owner Trustee, the Indenture Trustee and any co-trustee of the Indenture Trustee or the Owner Trustee from time to time, and the Owner Trustee, the Indenture Trustee and any such co-trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by each of them in the execution of the trusts created under the Trust Agreement and the Indenture and in the exercise and performance of any of the powers and duties under the Trust Agreement or the Indenture, as the case may be, of the Owner Trustee, the Indenture Trustee and any co-trustee, and the Master Servicer will pay or reimburse the Indenture Trustee and any co-trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee or any co-trustee in accordance with any of the provisions of this Servicing Agreement except any such expense, disbursement or advance as may arise from its negligence, wilful misfeasance or bad faith.

        (b) The Master Servicer agrees to indemnify the Indenture Trustee and the Owner Trustee for, and to hold the Indenture Trustee and the Owner Trustee, as the case may be, harmless against, any loss, liability or expense incurred without negligence, bad faith or willful misconduct on the part of the Indenture Trustee or the Owner Trustee, as the case may be, arising out of, or in connection with, the acceptance and administration of the Issuer and the assets thereof, including the costs and expenses (including reasonable legal fees and expenses) of defending the Indenture Trustee or the Owner Trustee, as the case may be, against any claim in connection with the exercise or performance of any of its powers or duties under any Basic Document (including, without limitation, any claim against the Indenture Trustee or the Owner Trustee alleging a violation of the Homeownership and Equity Protection Act of 1994, as amended), provided that:

(i) with respect to any such claim, the Indenture Trustee or Owner Trustee, as the case may be, shall have given the Master Servicer written notice thereof promptly after the Indenture Trustee or Owner Trustee, as the case may be, shall have actual knowledge thereof;

(ii) while maintaining control over its own defense, the Issuer, the Indenture Trustee or Owner Trustee, as the case may be, shall cooperate and consult fully with the Master Servicer in preparing such defense; and

(iii) notwithstanding anything in this Servicing Agreement to the contrary, the Master Servicer shall not be liable for settlement of any claim by the Indenture Trustee or the Owner Trustee, as the case may be, entered into without the prior consent of the Master Servicer.

No termination of this Servicing Agreement shall affect the obligations created by this Section 6.06 of the Master Servicer to indemnify the Indenture Trustee and the Owner Trustee under the conditions and to the extent set forth herein.

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

               Notwithstanding the foregoing, the indemnification provided by the Master Servicer in this Section 6.06(b) shall not pertain to any loss, liability or expense of the Indenture Trustee or the Owner Trustee, including the costs and expenses of defending itself against any claim, incurred in connection with any actions taken by the Indenture Trustee or the Owner Trustee at the direction of the Noteholders or Certificateholders, as the case may be, pursuant to the terms of this Servicing Agreement.

ARTICLE VII

                                     Default

        Section 7.01. Servicing Default. If any one of the following events ("Servicing Default") shall occur and be continuing:

(i) Any failure by the Master Servicer to deposit in the Custodial Account or to remit to the Paying Agent for deposit in the Payment Account any deposit required to be made under the terms of this Servicing Agreement which continues unremedied for a period of five Business Days after the date upon which written notice of such failure shall have been given to the Master Servicer by the Issuer or the Indenture Trustee, or to the Master Servicer, the Issuer and the Indenture Trustee by the Credit Enhancer; or

(ii) Failure on the part of the Master Servicer duly to observe or perform in any material respect any other covenants or agreements of the Master Servicer set forth in the Securities or in this Servicing Agreement, which failure, in each case, materially and adversely affects the interests of Securityholders or the Credit Enhancer and which continues unremedied for a period of 45 days after the date on which written notice of such failure, requiring the same to be remedied, and stating that such notice is a "Notice of Default" hereunder, shall have been given to the Master Servicer by the Issuer or the Indenture Trustee, or to the Master Servicer, the Issuer and the Indenture Trustee by the Credit Enhancer; or

(iii) The entry against the Master Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order undischarged or unstayed and in effect for a period of 60 consecutive days; or

(iv) The Master Servicer shall voluntarily go into liquidation, consent to the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property, or a decree or order of a court, agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 60 days; or the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

Then, and in every such case, so long as a Servicing Default shall not have been remedied by the Master Servicer, either the Issuer or the Indenture Trustee, with the consent of the Credit Enhancer, or the Credit Enhancer, by notice then given in writing to the Master Servicer (and to the Issuer and the Indenture Trustee if given by the Credit Enhancer) may terminate all of the rights and obligations of the Master Servicer as servicer under this Servicing Agreement other than its right to receive servicing compensation and expenses for servicing the Home Loans hereunder during any period prior to the date of such termination and the Issuer or the Indenture Trustee, with the consent of the Credit Enhancer, or the Credit Enhancer may exercise any and all other remedies available at law or equity. Any such notice to the Master Servicer shall also be given to each Rating Agency, the Credit Enhancer and the Issuer. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Servicing Agreement, whether with respect to the Securities or the Home Loans or otherwise, shall pass to and be vested in the Indenture Trustee as successor Master Servicer, pursuant to and under this
Section 7.01; and, without limitation, the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Home Loan and related documents, or otherwise. The Master Servicer agrees to cooperate with the Indenture Trustee in effecting the termination of the responsibilities and rights of the Master Servicer hereunder, including, without limitation, the transfer to the Indenture Trustee for the administration by it of all cash amounts relating to the Home Loans that shall at the time be held by the Master Servicer and to be deposited by it in the Custodial Account, or that have been deposited by the Master Servicer in the Custodial Account or thereafter received by the Master Servicer with respect to the Home Loans. All reasonable costs and expenses (including, but not limited to, attorneys' fees) incurred in connection with amending this Servicing Agreement to reflect such succession as Master Servicer pursuant to this Section 7.01 shall be paid by the predecessor Master Servicer (or if the predecessor Master Servicer is the Indenture Trustee, the initial Master Servicer) upon presentation of reasonable documentation of such costs and expenses.

               Notwithstanding any termination of the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to receive, out of any late collection of a payment on a Home Loan which was due prior to the notice terminating the Master Servicer's rights and obligations hereunder and received after such notice, that portion to which the Master Servicer would have been entitled pursuant to Sections 3.03 and 3.09 as well as its Master Servicing Fee in respect thereof, and any other amounts payable to the Master Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder.

               Notwithstanding the foregoing, a delay in or failure of performance under Section 7.01(i) or under Section 7.01(ii) after the applicable grace periods specified in such Sections, shall not constitute a Servicing Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Master Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve the Master Servicer from using reasonable efforts to perform its respective obligations in a timely manner in accordance with the terms of this Servicing Agreement and the Master Servicer shall provide the Indenture Trustee, the Credit Enhancer and the Securityholders with notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The Master Servicer shall immediately notify the Indenture Trustee, the Credit Enhancer and the Owner Trustee in writing of any Servicing Default.

        Section 7.02. Indenture Trustee to Act; Appointment of Successor. (a) On and after the time the Master Servicer receives a notice of termination pursuant to Section 7.01 or sends a notice pursuant to Section 6.04, the Indenture Trustee shall be the successor in all respects to the Master Servicer in its capacity as servicer under this Servicing Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof. Nothing in this Servicing Agreement or in the Trust Agreement shall be construed to permit or require the Indenture Trustee to (i) succeed to the responsibilities, duties and liabilities of the initial Master Servicer in its capacity as Seller under the Home Loan Purchase Agreement, (ii) be responsible or accountable for any act or omission of the Master Servicer prior to the issuance of a notice of termination hereunder, (iii) require or obligate the Indenture Trustee, in its capacity as successor Master Servicer, to purchase, repurchase or substitute any Home Loan, (iv) fund any losses on any Permitted Investment directed by any other Master Servicer or (v) be responsible for the representations and warranties of the Master Servicer. As compensation therefor, the Indenture Trustee shall be entitled to such compensation as the Master Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, (i) if the Indenture Trustee is unwilling to act as successor Master Servicer, or (ii) if the Indenture Trustee is legally unable so to act, the Indenture Trustee may (in the situation described in clause (i)) or shall (in the situation described in clause (ii)) appoint or petition a court of competent jurisdiction to appoint any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than $10,000,000 as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided that any such successor Master Servicer shall be acceptable to the Credit Enhancer, as evidenced by the Credit Enhancer's prior written consent which consent shall not be unreasonably withheld and provided further that the appointment of any such successor Master Servicer will not result in the qualification, reduction or withdrawal of the ratings assigned to the Securities by the Rating Agencies, if determined without regard to the Credit Enhancement Instrument. Pending appointment of a successor to the Master Servicer hereunder, unless the Indenture Trustee is prohibited by law from so acting, the Indenture Trustee shall act in such capacity as herein above provided. In connection with such appointment and assumption, the successor Master Servicer shall be entitled to receive compensation out of payments on Home Loans in an amount equal to the compensation which the Master Servicer would otherwise have received pursuant to Section 3.09 (or such lesser compensation as the Indenture Trustee and such successor shall agree). The appointment of a successor Master Servicer shall not affect any liability of the predecessor Master Servicer which may have arisen under this Servicing Agreement prior to its termination as Master Servicer (including, without limitation, the obligation to purchase Home Loans pursuant to Section 3.01, to pay any deductible under an insurance policy pursuant to Section 3.04 or to indemnify the Indenture Trustee pursuant to Section 6.06), nor shall any successor Master Servicer be liable for any acts or omissions of the predecessor Master Servicer or for any breach by such Master Servicer of any of its representations or warranties contained herein or in any related document or agreement. The Indenture Trustee and such successor shall take such action, consistent with this Servicing Agreement, as shall be necessary to effectuate any such succession.

        (b) Any successor, including the Indenture Trustee, to the Master Servicer as servicer shall during the term of its service as servicer (i) continue to service and administer the Home Loans for the benefit of the Securityholders, (ii) maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Master Servicer hereunder and a fidelity bond in respect of its officers, employees and agents to the same extent as the Master Servicer is so required pursuant to
Section 3.13 and (iii) be bound by the terms of the Insurance Agreement.

        (c) Any successor Master Servicer, including the Indenture Trustee, shall not be deemed in default or to have breached its duties hereunder if the predecessor Master Servicer shall fail to deliver any required deposit to the Custodial Account or otherwise cooperate with any required servicing transfer or succession hereunder.

        Section 7.03. Notification to Securityholders. Upon any termination of or appointment of a successor to the Master Servicer pursuant to this Article VII or Section 6.04, the Indenture Trustee shall give prompt written notice thereof to the Securityholders, the Credit Enhancer, the Issuer and each Rating Agency.

        Section 7.04. Servicing Trigger; Removal of Master Servicer.

        (a) Upon determination by the Credit Enhancer that a Servicing Trigger has occurred, the Credit Enhancer shall give notice of such Servicing Trigger to the Master Servicer, the Depositor, the Indenture Trustee and to each Rating Agency.

        (b) At any time after such determination and while a Servicing Trigger is continuing, the Credit Enhancer may direct the Indenture Trustee to remove the Master Servicer if the Credit Enhancer makes a determination that the manner of master servicing was a factor contributing to the size of the delinquencies or losses incurred in the Trust Estate.

        (c) Upon receipt of directions to remove the Master Servicer pursuant to the preceding clause (b), the Indenture Trustee shall notify the Master Servicer that it has been terminated and the Master Servicer shall be terminated in the same manner as specified in Sections 7.01 and 7.02.

        (d) After notice of occurrence of a Servicing Trigger has been given and while a Servicing Trigger is continuing, until and unless the Master Servicer has been removed as provided in clause (b), the Master Servicer covenants and agrees to act as the Master Servicer for a term from the occurrence of the Servicing Trigger to the end of the calendar quarter in which such Servicing Trigger occurs, which term may at the Credit Enhancer's discretion be extended by notice to the Indenture Trustee for successive terms of three (3) calendar months each, until the termination of the Trust Estate. The Master Servicer will, upon the receipt of each such notice of extension (a "Master Servicer

Extension Notice") become bound for the duration of the term covered by such Master Servicer Extension Notice to continue as Master Servicer subject to and in accordance with this Agreement. If, as of the fifteenth (15th) day prior to the last day of any term as the Master Servicer, the Indenture Trustee shall not have received any Master Servicer Extension Notice from the Credit Enhancer, the Indenture Trustee shall, within five (5) Business Days thereafter, give written notice of such nonreceipt to the Credit Enhancer and the Master Servicer. If any such term expires without a Master Servicer Extension Notice then the Indenture Trustee shall act as successor Master Servicer as provided in Section 7.02.

        (e) No provision of this Section 7.04 shall have the effect of limiting the rights of the Depositor, the Indenture Trustee, the Securityholders or the Credit Enhancer under Section 7.01.

ARTICLE VIII

                            Miscellaneous Provisions

Section 8.01. Amendment. This Servicing Agreement may be amended from time to time by the parties hereto, provided that any amendment be accompanied by a letter from the Rating Agencies that the amendment will not result in the downgrading or withdrawal of the rating then assigned to the Securities, if determined without regard to the Credit Enhancement Instrument, and the consent of the Credit Enhancer and the Indenture Trustee. Promptly after the execution by the Master Servicer, the Issuer and the Indenture Trustee of any amendment of this Servicing Agreement pursuant to this Section 8.01, the Indenture Trustee shall provide the Custodian with written copies thereof. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment.

Section 8.02. GOVERNING LAW. THIS SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 8.03. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, to (a) in the case of the Master Servicer, 2255 North Ontario Street, Suite 400, Burbank, California 91504-3120, Attention: Addition Director - Bond Administration, (b) in the case of the Credit Enhancer, Financial Guaranty Insurance Company, 125 Park Avenue, New York, New York 10017, (c) in the case of Moody's, Home Mortgage Loan Monitoring Group, 99 Church Street, 4th Floor, New York, New York 10007,
(d) in the case of Standard & Poor's, 55 Water Street - 41st Floor, New York, New York 10041, Attention: Residential Mortgage Surveillance Group, (e) in the case of the Owner Trustee, Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration, (f) in the case of the Issuer, to Home Loan Trust 2004-HI3, c/o Owner Trustee, Wilmington Trust Company, Rodney Square North, 1100 North Market

Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration, (g) in the case of the Indenture Trustee, JPMorgan Chase Bank, 4 New York Plaza, 6th Floor, New York, New York 10004, Attention: Institutional Trust Services/Global Debt Home Loan Trust 2004-HI3 and (h) in the case of the Underwriters c/o the Representative, at Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, New York 10179; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Securityholder shall be given by first class mail, postage prepaid, at the address of such Securityholder as shown in the Register. Any notice so mailed within the time prescribed in this Servicing Agreement shall be conclusively presumed to have been duly given, whether or not the Securityholder receives such notice. Any notice or other document required to be delivered or mailed by the Indenture Trustee to any Rating Agency shall be given on a reasonable efforts basis and only as a matter of courtesy and accommodation and the Indenture Trustee shall have no liability for failure to delivery such notice or document to any Rating Agency.

        Section 8.04. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Servicing Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Servicing Agreement and shall in no way affect the validity or enforceability of the other provisions of this Servicing Agreement or of the Securities or the rights of the Securityholders thereof.

        Section 8.05. Third-Party Beneficiaries. This Servicing Agreement will inure to the benefit of and be binding upon the parties hereto, the Securityholders, the Credit Enhancer, the Owner Trustee and their respective successors and permitted assigns. Except as otherwise provided in this Servicing Agreement, no other Person will have any right or obligation hereunder.

        Section 8.06. Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

        Section 8.07. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

        Section  8.08.  Termination  Upon  Purchase  by the Master  Servicer  or
Liquidation of All Home Loans; Partial Redemption. (a) The respective obligations and responsibilities of the Master Servicer, the Issuer and the Indenture Trustee created hereby shall terminate upon the last action required to be taken by the Issuer pursuant to the Trust Agreement and by the Indenture Trustee pursuant to the Indenture following the earlier of:

(i) the date on or before which the Indenture or Trust Agreement is terminated, or

(ii) the purchase by the Master Servicer from the Issuer of all Home Loans and all property acquired in respect of any Home Loan at a price equal to the Termination Price.

The right of the Master Servicer to purchase the assets of the Issuer pursuant to clause (ii) above on any Payment Date is conditioned upon the Pool Balance (after applying payments received in the related Collection Period) as of such Payment Date being less than ten percent of the aggregate of the Cut-off Date Loan Balances of the Home Loans. If such right is exercised by the Master Servicer, the Master Servicer shall deposit the Termination Price calculated pursuant to clause (ii) above with the Indenture Trustee pursuant to Section
4.10 of the Indenture and, upon the receipt of such deposit, the Indenture Trustee or Custodian shall release to the Master Servicer, the files pertaining to the Home Loans being purchased.

        (b) The Master Servicer, at its expense, shall prepare and deliver to the Indenture Trustee for execution, at the time the Home Loans are to be released to the Master Servicer, appropriate documents assigning each such Home Loan from the Indenture Trustee or the Issuer to the Master Servicer or the appropriate party.

        (c) The Master Servicer shall give the Indenture Trustee not less than seven Business Days' prior written notice of the Payment Date on which the Master Servicer anticipates that the final distribution will be made to Noteholders. Notice of any termination, specifying the anticipated Final Insured Payment Date or other Payment Date (which shall be a date that would otherwise be a Payment Date) upon which the Noteholders may surrender their Notes to the Indenture Trustee (if so required by the terms hereof) for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer to the Indenture Trustee specifying:

(i) the anticipated Final Insured Payment Date or other Payment Date upon which final payment of the Notes is anticipated to be made upon presentation and surrender of Notes at the office or agency of the Indenture Trustee therein designated; and

(ii)    the amount of any such final payment, if known.

        Section 8.09. Certain Matters Affecting the Indenture Trustee. For all purposes of this Servicing Agreement, in the performance of any of its duties or in the exercise of any of its powers hereunder, the Indenture Trustee shall be subject to and entitled to the benefits of Article VI of the Indenture.

        Section 8.10. Owner Trustee Not Liable for Related Documents. The recitals contained herein shall be taken as the statements of the Depositor, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Servicing Agreement, of any Basic Document or of the Certificates (other than the signatures of the Owner Trustee on the Certificates) or the Notes, or of any Related Documents. The Owner Trustee shall at no time have any responsibility or liability with respect to the sufficiency of the Owner Trust Estate or its ability to generate the payments to be distributed to Certificateholders under the Trust Agreement or the Noteholders under the Indenture, including, the compliance by the Depositor or the Seller with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation, or any action of the Certificate Paying Agent, the Certificate Registrar or the Indenture Trustee taken in the name of the Owner Trustee.

               IN WITNESS WHEREOF, the Master Servicer, the Indenture Trustee and the Issuer have caused this Servicing Agreement to be duly executed by their respective officers or representatives all as of the day and year first above written.

                             RESIDENTIAL FUNDING CORPORATION,
                                    as Master Servicer

                             By:    /s/ Karen Fox
                             Name:  Karen Fox
                             Title: Director


                             HOME LOAN TRUST 2004-HI3


                             By:    Wilmington Trust Company, not in its
                             individual capacity but solely as Owner Trustee

                             By:    /s/ Emmett R. Harmon
                             Name: Emmett R. Harmon
                             Title: Vice President


                             JPMORGAN CHASE BANK, as Indenture Trustee


                             By:    /s/ Peggy L. Remy
                             Name: Peggy L. Remy
                             Title: Trust Officer

                                    EXHIBIT A
                               HOME LOAN SCHEDULE

                                    EXHIBIT B
                            LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PREMISES:

That JPMorgan Chase Bank, as Indenture Trustee (the "Trustee"), under the Indenture (the "Indenture") among ________________________________________ and the Indenture Trustee, a national banking association organized and existing under the laws of the State of New York, and having its principal office located at 4 New York Plaza, in the City of New York in the State of New York, hath made, constituted and appointed, and does by these presents make, constitute and appoint Residential Funding Corporation, a corporation organized and existing under the laws of the State of Delaware, its true and lawful Attorney-in-Fact, with full power and authority to sign, execute, acknowledge, deliver, file for record, and record any instrument on its behalf and to perform such other act or acts as may be customarily and reasonably necessary and appropriate to effectuate the following enumerated transactions in respect of any of the mortgages or deeds of trust (the "Mortgages" and the "Deeds of Trust", respectively) creating a trust or second lien or an estate in fee simple interest in real property securing a Home Loan and promissory notes secured thereby (the "Mortgage Notes") for which the undersigned is acting as Indenture Trustee for various Securityholders (whether the undersigned is named therein as mortgagee or beneficiary or has become mortgagee by virtue of Endorsement of the Mortgage Note secured by any such Mortgage or Deed of Trust) and for which Residential Funding Corporation is acting as master servicer pursuant to a Servicing Agreement, dated as of September 29, 2004 (the "Servicing Agreement"). This appointment shall apply only to transactions which the Trustee is authorized to enter into under the Indenture, but in no event shall apply to any transactions other than the following enumerated transactions only:

1. The modification or re-recording of a Mortgage or Deed of Trust, where said modification or re-recording is for the purpose of correcting the Mortgage or Deed of Trust to conform same to the original intent of the parties thereto or to correct title errors discovered after such title insurance was issued and said modification or re-recording, in either instance, does not adversely affect the lien of the Mortgage or Deed of Trust as insured.

2. The subordination of the lien of a Mortgage or Deed of Trust to an easement in favor of a public utility company or a government agency or unit with powers of eminent domain; this section shall include, without limitation, the execution of partial satisfactions/releases, partial reconveyances or the execution of requests to trustees to accomplish same.

3. With respect to a Mortgage or Deed of Trust, the foreclosure, the taking of a deed in lieu of foreclosure, or the completion of judicial or non-judicial foreclosure or termination, cancellation or rescission of any such foreclosure, including, without limitation, any and all of the following acts:

               a. The substitution of trustee(s) serving under a Deed of Trust, in accordance with state law and the Deed of Trust;

               b.     Statements of breach or non-performance;

               c.     Notices of default;

               d. Cancellations/rescissions of notices of default and/or notices of sale;

               e.     The taking of a deed in lieu of foreclosure; and

               f. Such other documents and actions as may be necessary under the terms of the Mortgage, Deed of Trust or state law to expeditiously complete said transactions.

4. The conveyance of the properties to the mortgage insurer, or the closing of the title to the property to be acquired as real estate owned, or conveyance of title to real estate owned.

5.             The completion of loan assumption agreements.

6. The full satisfaction/release of a Mortgage or Deed of Trust or full reconveyance upon payment and discharge of all sums secured thereby, including, without limitation, cancellation of the related Mortgage Note.

7. The assignment of any Mortgage or Deed of Trust and the related Mortgage Note, in connection with the repurchase of the Home Loan secured and evidenced thereby pursuant to the requirements of a Residential Funding Corporation Seller Contract.

8. The full assignment of a Mortgage or Deed of Trust upon payment and discharge of all sums secured thereby in conjunction with the refinancing thereof, including, without limitation, the endorsement of the related Mortgage Note.

9. The modification or re-recording of a Mortgage or Deed of Trust, where said modification or re-recording is for the purpose of any modification pursuant to Section 3.01 of the Servicing Agreement.

10. The subordination of the lien of a Mortgage or Deed of Trust, where said subordination is in connection with any modification pursuant to Section 3.01 of the Servicing Agreement, and the execution of partial satisfactions/releases in connection with such same Section 3.01.

The undersigned gives said Attorney-in-Fact full power and authority to execute such instruments and to do and perform all and every act and thing necessary and proper to carry into effect the power or powers granted by or under this Limited Power of Attorney as fully as the undersigned might or could do, and hereby does ratify and confirm to all that said Attorney-in-Fact shall lawfully do or cause to be done by authority hereof.

Third parties without actual notice may rely upon the exercise of the power granted under this Limited Power of Attorney; and may be satisfied that this Limited Power of Attorney shall continue in full force and effect has not been revoked unless an instrument of revocation has been made in writing by the undersigned.


                                   JPMORGAN CHASE BANK, not in its
                                   individual capacity, but solely
                                   as Indenture  Trustee under the
                                   Servicing   Agreement  and  the
                                   Indenture



Name:  ______________________       Name:     ________________________
Title: ______________________       Title:    ________________________

STATE OF                     )
                             SS.
COUNTY OF                    )


        On this __ day of _______________, 2004, before me the undersigned, Notary Public of said State, personally appeared _______________________________ personally known to me to be duly authorized officers of JPMorgan Chase Bank that executed the within instrument and personally known to me to be the persons who executed the within instrument on behalf of JPMorgan Chase Bank therein named, and acknowledged to me such JPMorgan Chase Bank executed the within instrument pursuant to its by-laws.

                                            WITNESS my hand and official seal.


                                            _______________________________
                                            Notary Public in and for the
                                            State of ___________________


After recording, please mail to:
_____________________________
_____________________________
_____________________________
Attn:  ________________________

                                    EXHIBIT C
                           FORM OF REQUEST FOR RELEASE

DATE:

TO:

RE:            REQUEST FOR RELEASE OF DOCUMENTS

In connection with your administration of the Home Loans, we request the release of the Mortgage File described below.

Servicing Agreement Dated:
Series #:
Account #:
Pool #:
Loan #:
Borrower Name(s):
Reason for Document Request: (circle one) ..Home Loan     Prepaid in Full

                                                          Home Loan Repurchased

"We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been or will be so deposited as provided in the Servicing Agreement."

_____________________________________
Residential Funding Corporation
Authorized Signature
******************************************************************
TO CUSTODIAN/INDENTURE TRUSTEE: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Servicing Agreement.

        Enclosed Documents: [ ] Promissory Note
                            [ ] Mortgage or Deed of Trust
                            [ ] Assignment(s) of Mortgage or
                                Deed of Trust
                            [ ].Title Insurance Policy
                            [ ] Other: ___________________________
_________________
Name
_________________
Title
_________________
Date

                                    EXHIBIT D
                          FORM OF FORM 10-K CERTIFICATE

        I, [identify the certifying individual], certify that:

        1. I have reviewed the annual report on Form 10-K for the fiscal year [___], and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by that annual report, of the trust (the "Trust") created pursuant to the Amended and Restated Trust Agreement dated September 29, 2004 (the "Trust Agreement") between Residential Funding Mortgage Securities II, Inc. (the "Company") and Wilmington Trust Company (the "Owner Trustee");

        2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report;

        3. Based on my knowledge, the servicing information required to be provided to by the Master Servicer under the Servicing Agreement is included in these reports;

        4. I am responsible for reviewing the activities performed by the Master Servicer under the Servicing Agreement and based upon the review required under the Servicing Agreement, and except as disclosed in the report, the Master Servicer has fulfilled its obligations under the Servicing Agreement; and

        5. I have disclosed to the Company's certified public accountants all significant deficiencies relating the Master Servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers as set forth in the Servicing Agreement.

        In giving the certifications above, I have reasonably relied on information provided tome by the following unaffiliated parties.

Date:____________


                                            By:____________________________
                                            Name:__________________________
                                            Company:_______________________
                                            Title:___________________________